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                                     CURTIS FORSE
                             CERTIFIED PUBLIC ACCOUNTANT






INDEPENDENT AUDITORS CONSENT




    I consent to the use in this Registration Statement of TrueTraks, Incorporated on Form SB-2 of my report dated July 31, 1997, appearing in the Prospectus, which is part of this Registration Statement.







    /s/ Curtis Forse
------------------------------
Curtis Forse  CPA
September 29, 1997



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